UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2013

COURIER CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514
15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors:
At a regular meeting of the Board of Directors of the Registrant held on Wednesday, November 13, 2013, the Board, upon the recommendation of the Board's Nominating and Corporate Governance Committee, voted, effective as of November 13, 2013, to elect John J. Kilcullen as a new Class A Director, to serve until the 2014 Annual Meeting of Shareholders of the Registrant and until his successor is elected and qualified.

Mr. Kilcullen has more than 20 years of executive and operational experience in the publishing industry.  He is expected to serve on the Board’s Nominating and Corporate Governance Committee and its Compensation and Management Development Committee.  In his capacity as Director of the Registrant, Mr. Kilcullen will be compensated in a manner consistent with the other non-employee Directors.  He will receive an annual retainer of $25,000 (prorated for 2013) and meeting fees of $2,200 per meeting of the Board of Directors and $1,250 for any committee meetings of the Board of Directors attended.  The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On November 13, 2013, Courier Corporation announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on its Common Stock. The full text of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Courier Corporation dated November 13, 2013 announcing the election of a director.

99.2	Press release of Courier Corporation dated November 13, 2013 announcing declaration of cash dividend.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date: November 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Courier Corporation dated November 13, 2013 announcing the election of a director.

99.2	Press release of Courier Corporation dated November 13, 2013 announcing declaration of cash dividend.